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FOR IMMEDIATE RELEASE

CONTACTS: AMY POWER                               TROY SCHEER
          OFFICE: 214.618.3318                    OFFICE: 972-323-0491
          MOBILE: 214.693.2146                    MOBILE: 469-358-6691
          AMY@TRANCEMARKETINGGROUP.COM            TROY@TRANCEMARKETINGGROUP.COM




   US GLOBAL NANOSPACE APPOINTS CARL GRUENLER AS CEO

(CARSON CITY, NEVADA) MONDAY, AUGUST 4, 2005 - US Global Nanospace, Inc. (OTCBB:
USGA.OB) today announced the appointment of Carl Gruenler as Chief Executive Officer, effective August 3, 2004. Mr. John Robinson, who previously served as Chief Executive Officer of US Global Nanospace, remains Chairman of the Board.

"Carl brings an exceptional amount of experience in management and business development, and I believe this move will strengthen our current management structure and enable us to grow our business," Robinson said. "We are tremendously excited that Carl will be leading the company into the future."

From 2003 to 2005, Gruenler served as Vice President, Government & Force Protection Systems for American Technology Corporation (NasdaqSC: ATCO), and assumed additional responsibilities as its Interim Chief Financial Officer from November 2003 through June 2004. From 1999 to 2003, Gruenler, a United States Naval Reservist, was recalled on active duty to serve as Smart Wing Program Manager for the Combat Patrol and Reconnaissance Wing Five (CPRW-5) of the United States Navy, where he was tasked with identifying and developing new integrated systems for physical security/access control, waterside force protection and mobile computing. Gruenler's prior experience also includes having served as President of Thomas D. Mangelsen, Inc., a national retail, manufacturing and distribution company; Chief Financial Officer of Automated Monitoring and Control International, Inc., a railroad systems technology company; and project manager/financial analyst at Union Pacific Railroad. Gruenler also held six Naval Reserve commands as a Selected Reservist, twice recognized as the top Naval Reserve Surface Unit and awarded four Meritorious Service Medals.

"I believe US Global is poised for growth involving a portfolio of technologies," Gruenler said, "as the company is transitioning from product development to licensing and sales. My goal is to focus on teaming with industry-leaders for global marketing and distribution such as we have with Kidde/UTC (NYSE: UTX) and meeting the requirements of potential customers. I look forward to meeting that challenge," Gruenler added.

ABOUT US GLOBAL NANOSPACE

US Global Nanospace, Inc. is a solutions oriented, research and development company that specializes in identifying, developing, and commercializing advanced technologies and products for integration into the defense and health and safety markets.

US Global's materials and products include All-Clear(TM) Chem/Bio Decon Foam, the G-Lam line of variable threat armor solutions and products, NanoFilters for HVAC, NanoFilterCX for cigarettes, BlastX and Radomes.


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More information about US Global Nanospace can be viewed at www.usgn.com.

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SAFE HARBOR

This announcement contains express or implied forward-looking statements about US Global Nanospace's future products and business relationships. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, reliance on the manufacturing, sales and marketing efforts of a third party over which US Global Nanospace has no direct control, enforceability, and validity of proprietary rights, ability to raise sufficient capital or borrow sufficient funds to fund future operations, ability to develop future products, technology shifts, potential technical or manufacturing difficulties that could delay products, competition, pricing pressures, the uncertainty of market acceptance of new products by customers, the outcome of pending or future litigation, ability to obtain and maintain regulatory approvals for products, general economic factors and other risks identified and discussed in US Global Nanospace's filings with the Securities and Exchange Commission, including those set forth in US Global Nanospace's annual report on Form 10-KSB before the year ended March 31, 2005. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from the US Global Nanospace's current expectations. US Global Nanospace disclaims any intent or obligation to update those forward-looking statements, except as required by law.